Exhibit 99.2

FOR IMMEDIATE RELEASE

September 12, 2016

Contact:

Cloud Peak Energy Inc.

Rick Curtsinger, 720-566-2948

Director, Public Affairs

CLOUD PEAK ENERGY RESOURCES COMMENCES EXCHANGE OFFERS

GILLETTE, Wyo. — (BUSINESS WIRE) — Cloud Peak Energy Inc. (NYSE: CLD) announced that its direct and indirect wholly-owned subsidiaries, Cloud Peak Energy Resources LLC and Cloud Peak Energy Finance Corp. (together, the “Issuers”) have commenced offers to exchange (collectively, the “Exchange Offers” and each an “Exchange Offer”) their outstanding senior notes listed in the table below (collectively, the “Old Notes”), for new secured 12.00% Second Lien Notes due 2021 to be issued by the Issuers (the “New Secured Notes”) and, in some cases, cash consideration, upon the terms and conditions described in the Issuers’ Offer to Exchange dated September 12, 2016 (“Offer to Exchange”).

Title of Notes	CUSIP No.	Outstanding Principal Amount (in millions)	Acceptance Priority Level	Early Exchange Consideration, if Tendered Prior to the Early Tender Date (1)(2)	Cash Payment, if Tendered Prior to the Early Tender Date (2)	Total Consideration Including Cash Payment, if Tendered Prior to the Early Tender Date (2)	Late Exchange Consideration, if Tendered After the Early Tender Date and Prior to the Expiration Date (1)(2)
				(Per $1,000 Principal Amount of Old Notes)
8.50% Senior Notes due 2019	18911MAD3	$300	1	$840	$53	$893	$840
6.375% Senior Notes due 2024	18911XAA5	$200	2	$632	$40	$672	$632

(1)                  Principal amount of New Secured Notes.

(2)                  Does not include accrued and unpaid interest to the settlement date.

The Issuers are offering to exchange up to $400,000,000 aggregate principal amount (subject to any increase by the Issuers, the “Aggregate Maximum Amount”) of Old Notes.  The Exchange Offer for the 8.50% Senior Notes due 2019 (the “2019 Notes”) is conditioned upon a minimum of $200,000,000 aggregate principal amount outstanding of 2019 Notes being tendered (the “2019 Notes Minimum Amount”). The Exchange Offer for the 6.375% Senior Notes due 2024 (the “2024 Notes”) is not conditioned upon any minimum amount of 2024 Notes being tendered.

Subject to the Aggregate Maximum Amount, the 2019 Notes Minimum Amount and possible proration, the amount of a series of Old Notes that is exchanged in the Exchange Offers on the settlement date will be based on the order of priority set forth in the above table (with 1 being the higher Acceptance Priority Level and 2 being the lower Acceptance Priority Level).

The Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on October 12, 2016, unless extended (the “Expiration Date”). Subject to the terms and conditions of the Exchange Offers, the consideration for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) prior to September 27, 2016 (the “Early Tender Date”) and accepted for exchange pursuant to the Exchange Offers will be the principal amount of the New Secured Notes set forth in the table above with respect to such series of Old Notes set forth in the table above, plus a cash payment of $53 in the case of the 2019 Notes and $40 in the case of the 2024 Notes. The consideration for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date, but before the Expiration Date, and accepted for exchange pursuant to the Exchange Offers will be the principal amount of the New Secured Notes set forth in the table above with respect to such series of Old Notes set forth in the table above, but without any cash payment. No tenders will be valid if submitted after the Expiration Date. Holders whose Old Notes are tendered in the Exchange Offers will also receive accrued and unpaid interest from the most recent interest payment date for the Old Notes up to, but not including, the settlement date.

Tendered Old Notes may be withdrawn before 5:00 p.m., New York City time, on September 27, 2016, unless extended (the “Withdrawal Deadline”), but generally not afterwards, unless required by law. Holders of Old Notes who tender their Old Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Old Notes. Subject to applicable law, the Issuers may (i) extend or otherwise amend the Early Tender Date or the Expiration Date, (ii) increase the Aggregate Maximum Amount or (iii) decrease the 2019 Notes Minimum Amount without extending the Withdrawal Deadline or otherwise reinstating withdrawal rights. Any extension or termination of the Exchange Offers will be followed as promptly as practicable by a public announcement thereof.

The Exchange Offers are subject to the satisfaction of certain customary conditions, in addition to the Aggregate Maximum Amount and the 2019 Notes Minimum Amount.

The complete terms and conditions of the Exchange Offers are described in the Offer to Exchange dated September 12, 2016, a copy of which is filed as an exhibit to the Form T-3 filed by the Issuers with the Securities and Exchange Commission (the “SEC”) on September 12, 2016.

None of the Issuers, the exchange agent, the information agent, the trustee or the administrative agent for the Old Notes or the New Secured Notes or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Old Notes in the Exchange Offers.

The Exchange Offers are being made solely pursuant to the Offer to Exchange dated September 12, 2016. The Issuers are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offers from the registration requirements of the Securities Act. The Issuers have not and will not file a registration statement with the SEC under the Securities Act or any other federal or state securities laws with respect to the New Secured Notes, nor has the SEC or any state or foreign securities commission passed upon the fairness or merits of the Exchange Offers or upon the accuracy or adequacy of the information contained in, or incorporated by reference into, the Offer to Exchange or any related documents. This announcement is not an offer to purchase nor a solicitation of an offer to sell with respect to any securities. The Exchange Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services. The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2015, Cloud Peak Energy shipped approximately 75 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the company’s long-term position to serve Asian export and domestic customers. With approximately 1,400 total employees, the company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately three percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts, and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, our ability to close this transaction, and other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. For a description of some of the risks and uncertainties that may adversely affect our future results, refer to the risk factors described from time to time in the reports and registration statements we file with the SEC, including those in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and any updates thereto in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Cloud Peak Energy Inc.

Cloud Peak Energy Inc.
Rick Curtsinger, 720-566-2948

Director, Public Affairs

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